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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. for the registration of $250,000,000 of Debt Securities and to the incorporation by reference therein of (i) our report dated February 24, 1998 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1997, and (ii) our report dated February 24, 1998 [except for Note 11, as to which the date is June 2, 1998] with respect to the consolidated financial statements of PacifiCare Health Systems, Inc. included in its Current Report on Form 8-K dated June 4, 1998, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Los Angeles, California

May 29, 1998